EXHIBIT 21
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                         SUBSIDIARIES OF THE PARTNERSHIP
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Name                                                        State of Formation
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Realmark - Beaver, LLC                                      New York
Realmark - Countrybrook, LLC                                New York
Realmark - Inducon Columbia, LLC                            New York
Realmark - Stonegate, LLC                                   New York